Consent of Independent Registered Public Accounting Firm

         We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated November 15, 2011 in the Amendment No. 1 to the Registration Statement (File No. 333-177113) and related Prospectus of Guggenheim Defined Portfolios, Series 836.




                                                          /s/ Grant Thornton LLP
                                                              GRANT THORNTON LLP


Chicago, Illinois
November 15, 2011